EXHIBIT 10(w)(ii)



                   SUPPLEMENT TO GENERAL CONDITIONS OF

                      THE CONTRACT FOR CONSTRUCTION


Owner:             Cerner Properties, Inc.

Contractor:        J. E. Dunn Construction Company

Dated as of:       September 1, 1994



This Supplement modifies, deletes from and adds to the General Conditions of the Contract for Construction, AIA Document A201, Fourteenth Edition, 1987. Except to the extent modified by the express provisions of this Supplement or by necessary implication, all provisions of the General Conditions shall remain in effect. If and to the extent that this Supplement is inconsistent with the Standard Form of Agreement (AIA Document A111, hereinafter the "Agreement"), the Specifications or the General Conditions, this Supplement shall control.


ARTICLE 1
---------

1.3.1.  Add the following at the end of Subparagraph 1.3.1:

The provisions of this Subparagraph 1.3.1 govern the rights and obligations of the Contractor with respect to the Drawings, Specifications and other documents prepared by the Architect, but shall not be deemed to restrict any rights the Owner may have with respect thereto under the agreement between the Owner and the Architect concerning the Project.


ARTICLE 2
---------

2.3.1 Delete the word "persistently" in the first sentence of Subparagraph 2.3.1.

2.4.1. Delete the first two sentences of Subparagraph 2.4.1. and substitute the following in lieu thereof:

If the Contractor defaults or neglects to carry out the work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, commence and continue to carry out the Work.

Delete the fourth sentence of Subparagraph 2.4.1 in its entirety. Add at the end of Subparagraph 2.4.1 the following sentence:

The right of the Owner to correct deficiencies pursuant to this Subparagraph 2.4.1 shall not give rise to any duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity.


ARTICLE 3
---------

3.2.4.  Add the following provision as a new Subparagraph 3.2.4:

3.2.4. In any and all cases of discrepancies in dimensions, words, numbers, drawings, and/or specifications, the matter shall immediately be submitted in writing to the Architect for his decision, and without such decision such discrepancies shall not be adjusted by the Contractor, save only at Contractor's expense, and in case of any settlement of any complications arising from such adjustment by the Contractor made without such decision of the Architect, the Contractor shall bear all extra expenses involved.

3.3.2. At the end of Subparagraph 3.3.2, add, "Subcontractors or Sub subcontractors."

3.5.1.  Add the following sentence at the end of Subparagraph 3.5.1:

The obligations of the Contractor under all provisions for warranties, guaranties and provisions relating to correction of Work contained in the Contract Documents shall be cumulative and no such provision shall be deemed to limit the Contractor's obligations under any other such provision.

3.18.1. Delete the first sentence of Subparagraph 3.18.1 and substitute the following in lieu thereof:

To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to punitive damages and attorneys' fees, arising out of or resulting from performance of the Work but only to the extent caused in whole or in part by tortious or negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by the tortious or negligent acts or omissions of a party indemnified hereunder. To the extent that Owner has paid Contractor, the Contractor shall indemnify and hold harmless the Owner and Owner's lenders, if any, against any assertion of claims for mechanics' liens by Subcontractors, Sub-subcontractors or material suppliers, and against any assertion of security interests by suppliers of goods or materials.

3.18.3. Delete the phrase "provided such giving or failure to give is the primary cause of the injury or damage" from Subparagraph 3.18.3 and substitute in lieu thereof the phrase "to the extent such giving or failure to give is the cause of the injury or damage."


ARTICLE 4
---------

4.1.4. Delete Subparagraph 4.1.4 in its entirety and add the following provision in lieu thereof:

4.1.4. The contractual arrangements between the Owner and the Architect are governed by a separate written agreement between the Owner and the Architect, and nothing contained in these General Conditions shall be deemed to control over anything to the contrary contained in such separate written agreement as to the legal relationship between the Owner and the Architect.

4.2.1. Change the word "representative" in the third line of Subparagraph 4.2.1 to "consultant."

4.3.3. Add the following provision at the end of the first sentence of Subparagraph 4.3.3:

; provided, however, that this requirement and the requirement of Subparagraph 4.3.9 shall not apply to Claims by the Owner arising from any of the matters referred to in Clauses 4.3.5.1, 4.3.5.3.

4.3.5.2. Add the following provision to Clause 4.3.5.2, before the semicolon: ", and claims made by the Owner pursuant to Paragraphs 3.5 and 12.2."

4.4.4. Delete the phrase ", which decision shall be final and binding on the parties but subject to arbitration" from Subparagraph 4.4.4.

4.5. Delete Paragraph 4.5 in its entirety. Any and all references contained in the General Conditions to arbitration shall be of no effect.


ARTICLE 7
---------

7.1.1.  Add the following sentence at the end of Subparagraph 7.1.1:

Under no circumstances shall any change in the Work be authorized or performed except as expressly provided for in accordance with this
Article 7. No change in the Contract Time or Contract Sum shall be permitted except as set forth in a change order signed by the Owner, Contractor and Architect, or as determined under Paragraph 7.3 pursuant to a Construction Change Directive signed by the Owner and Architect.


ARTICLE 8
---------

8.3.1. Add the following at the end of the last sentence of Subparagraph 8.3.1:

; provided, however, that in no event shall the Contract Time be extended in the aggregate for more than 20 days beyond the date established for Substantial Completion of the Work under Paragraph 4.2 of the Agreement, except for delay attributable to the Owner or Architect, or an employee or separate contractor of either, or caused by unavoidable casualties or other factors (e.g. weather).


ARTICLE 9
---------

9.3.1.  Add the following Clause 9.3.1.3 to Subparagraph 9.3.1:

9.3.1.3. Until Substantial Completion of the Work, the Owner shall pay 95% of the amount due to the Contractor on account of progress payments. Following the date of Substantial Completion and the receipt by the Owner of consent of surety to release of a portion of the retainage, the Owner shall pay 95% of the amount due to the Contractor on account of progress payments.

9.3.3. Delete the last sentence of Subparagraph 9.3.3 and add at the end of the first sentence of Subparagraph 9.3.3, the phrase ", free and clear of liens, claims, security interests and encumbrances."

9.3.4.  Add the following provision as a new Subparagraph 9.3.4:

9.3.4. The Contractor shall supply a Contractor's Release or Waiver of liens with each Application for Payment with respect to the work, materials and equipment for which payment is requested and prior to receipt of funds for any subsequent application for payment, shall supply, with respect to the work, materials and equipment for which payment has previously been requested and received, separate Releases or Waivers of Liens from all Subcontractors and separate Releases or Waivers of Liens from material and equipment suppliers for material and equipment.

9.7.1. Delete from the first sentence of Subparagraph 9.7.1 the words "the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor's Application for Payment, or if".

9.8.1. Insert after the words "Contract Documents" in Subparagraph 9.8.1 the words "and when all required certificates of occupancy, if any, have been issued".


ARTICLE 10
----------

10.1.4.  Add the following new Subparagraph 10.1.5:

10.1.5. The Contractor shall supply the Owner and the Architect with Material Safety Data Sheets (MSDS) on any hazardous materials that the Contractor, any Subcontractor or any Sub-subcontractor intends to, or does, bring on site in connection with the performance of the Work. In addition, the Contractor shall remove all surplus chemicals and hazardous materials brought on site by the Contractor, any Subcontractor, or any Sub subcontractor or otherwise in connection with performance of the Work. In empty) be placed in any trash dumpster or trash truck or other waste disposal system for disposal at any public trash dump or other waste disposal site not authorized by law to receive such hazardous materials.


ARTICLE 11
----------

11.1.1.7. Insert following the words "Paragraph 3.18" in Clause 11.1.1.7 of Subparagraph 11.1.1 the words "or Subparagraph 10.2.5."

11.1.2. Delete the phrase ", whether written on an occurrence or claims-made basis," in Subparagraph 11.1.2 and substitute in lieu thereof the words "shall be written on an occurrence basis and".

In addition, add the following new Clauses 11.1.2.1 and 11.1.2.2 to Subparagraph 11.1.2:

11.1.2.1. The insurance required by Subparagraph 11.1.1 shall be written for not less than the following limits, or greater if required by law:

  1. Workers' Compensation (Voluntary Compensation by any exempt entities):

      (a)  State (all) and applicable Federal statutory;

      (b)  Employer's Liability:

           $100,000 per Accident

           $500,000 Disease, Policy Limit

           $100,000 Disease, Each Employee

  2. Commercial General Liability (including Premises-Operations; Independent Contractors' Protective; Products and Completed Operations; Broad Form Property Damage; personal injury; blanket contractual; explosion, collapse and underground):

      (a)  Combined Single Limit Bodily Injury & Property Damage:

           $1,000,000 per occurrence

           $1,000,000 aggregate

      (b) Products and Completed Operations Insurance shall be maintained for a minimum period of 5 years after final payment, and the Contractor shall continue to provide evidence of such coverage to the Owner on an annual basis during the aforementioned period.

      (c)  Contractual Liability (Hold Harmless Coverage) -
           Combined Single Limit Bodily Injury & Property Damage:

           $1,000,000 per occurrence

           $1,000,000 aggregate

      (d)  Personal Injury (with Employment Exclusion deleted, if applicable):

           $1,000,000 aggregate

      (e) If the General Liability includes a General Aggregate, such General Aggregate shall be not less than $1,000,000. The policy shall be endorsed to have General Aggregate apply to this Project only.

  3.  Business Auto Liability (including owned, non-owned and hired vehicles):

      Combined Single Limit Bodily Injury and Property Damage:

           $1,000,000 per accident

  4.  Umbrella Excess Liability:

           $10,000,000 over primary insurance

  No Self-Insured Retention

11.1.2.2. The Owner shall be named as an additional insured on the Commercial General Liability and Umbrella Liability policies required under Clause 11.1.2.1. The Certificates showing that all coverages required of the Contractor under the Contract Documents are in effect shall be delivered to the Owner before the Work is commenced.

11.1.3. There shall be added to Paragraph 11.1.3 the following two sentences:

Contractor shall obtain and furnish to Owner Certificates of Insurance from all of Contractor's subcontractors evidencing minimum limits as specified in Paragraphs 11.1.2.1.1, 11.1.2.1.2 and 11.1.2.1.3 of Document A201. The Owner shall be named as an additional insured under the General Liability Policies of all such subcontractors.

11.3.1.5.  Add the following provision as a new Clause 11.3.1.5:

11.3.1.5. The deductible for the property insurance to be maintained by the Owner under this Paragraph 11.3 is $1,000 per claim;
the Contractor shall pay costs not covered because of such deductible.
The limit of such insurance on covered property at any one temporary storage site is $1,000,000; the limit of such insurance on covered property in or on any one vehicle while in transit is $1,000,000. The limitations described in this Clause 11.3.1.5 are accepted by the Contractor as meeting the requirements of this Paragraph 11.3.

11.3.2.  Add the following at the end of subparagraph 11.3.2:

The insurance required by this Subparagraph 11.3.2 shall be provided with a limit of $7,000,000, and a $1,000 deductible and shall cover boilers, fixed vessels and electric steam generators and all unfired vessels requiring operating permits.

11.3.7. In line 9 of Subparagraph 11.3.7, after the word "Work," add the following phrase: "even though such damage may have been occasioned by the negligence of the person or entity in whose favor this waiver is made,".

11.3.10. Delete from the first sentence in Subparagraph 11.3.10 the words "; if such objection be made, arbitrators shall be chosen as provided in Paragraph 4.5". In addition, delete the second and third sentences of Subparagraph 11.3.10, and substitute in lieu thereof the following sentence:

If such objection be made, the Owner shall not make any settlement with respect to such loss until a resolution has been reached by agreement between such parties in interest and the insurers or by a court of competent jurisdiction.


ARTICLE 13
----------

13.2.1. Delete the second sentence of Subparagraph 13.2.1 and substitute the following in lieu thereof:

The Contractor may not assign its rights or obligations under this Contract. The Owner may assign its rights and obligations hereunder to its lender, if any, and the Contractor agrees to enter into an agreement with such lender pursuant to which, at such lender's request, the Contractor will complete the Work upon appropriate provision for payment of the balance of the Contract Sum. Any entity which shall succeed to the rights of the Owner shall be entitled to enforce its rights hereunder.

In addition,(i) delete the words "either party" in the immediately following sentence and substitute in lieu thereof the words "the
Contractor", and (ii) delete the words "that party" in the same sentence and substitute the word "it" in lieu thereof.

13.3.1. Delete Subparagraph 13.3.1 in its entirety and add the following new Subparagraph 13.3.1 in lieu thereof:

13.3.1. Written notice shall be deemed to have been duly served if delivered in person, or sent by registered or certified mail, postage prepaid, or sent by overnight courier, to the following person and address, or to such other person or address specified by prior notice to the sender given pursuant to this Subparagraph 13.3.1:

If to Owner:          Cerner Properties, Inc.
                      2800 Rockcreek Parkway
                      Kansas City, MO 64117
                      Attn:  Clifford W. Illig, President

If to Contractor:     J. E. Dunn Construction Company
                      929 Holmes
                      Kansas City, MO 64106
                      Attn: Terrence P. Dunn

13.7.  Delete Paragraph 13.7 in its entirety.


ARTICLE 14
-----------

14.1.2. Insert between the words "including" and "reasonable" in the phrase", including reasonable overhead" in Subparagraph 14.1.2 and the phrase ", if the Contract is terminated for the reasons set forth in Clauses 14.1.1.3, 14.1.1.4, or 14.1.1.5,".

14.2.1. Delete the word "persistently", and delete the word "or" following the word "jurisdiction", in Clause 14.2.1.3 of Subparagraph 14.2.1. In addition, insert "; or" following the words "Contract Documents" in Clause
14.2.1.4 and add the following new Clause 14.2.1.5:

14.2.1.5. becomes insolvent or admits in writing its inability to pay its debts as they come due, makes an assignment for the benefit of creditors, files or has filed against it a petition in bankruptcy or proceedings for the appointment of a receiver or trustee for any substantial part of its property, or commences any action under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law now or hereafter in effect.

14.4.  Termination by the Owner for convenience.

14.4.1. The Owner may, without cause, and upon seven (7) days notice, order the Contractor in writing to terminate performance of the Contract. The Contractor shall then have 60 days following the termination date to submit to the Owner its claim for termination costs. Such costs to be paid by the Owner within 30 days of presentation shall include those costs allowed by Paragraph 14.1.2 hereof.


OWNER:                                  CONTRACTOR:

CERNER PROPERTIES, INC.

By:/s/Clifford W. Illig                 By:/s/Terrence P. Dunn

Printed Name:  Clifford W. Illig        Printed Name:  Terrence P. Dunn
Title:         President                Title:         President